UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2009
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1 Purchase Agreement dated October 28, 2009
EX-5.1 Opinion of Cooley Godward Kronish LLP
EX-99.1 Press Release dated October 28, 2009

Item 1.01 Entry into a Material Definitive Agreement.
On October 28, 2009, Clinical Data, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., Wedbush Morgan Securities, Inc., BMO Capital Markets Corp. and Roth Capital Partners LLC (the “Underwriters”), for the sale by the Company to the public (the “Offering”) of 2,750,000 shares of the Company’s common stock, par value $0.01 per share (the “Firm Shares”). The Firm Shares are being sold to the public at a price of $17.25 per share, and the Underwriters have agreed to purchase the Firm Shares from the Company pursuant to the Purchase Agreement at a price of $16.17 per share. The net proceeds to the Company are expected to be approximately $44.1 million after deducting underwriting commissions and estimated expenses payable by the Company associated with the Offering. The Offering is expected to close on or about November 2, 2009, subject to customary closing conditions. The Company has granted the Underwriters a 30-day option to purchase an additional 412,500 shares of common stock (together with the Firm Shares, the “Shares”).
The Offering is being made pursuant to a prospectus supplement dated October 28, 2009 and an accompanying base prospectus dated June 28, 2007, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-143883), which was filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2007 and declared effective by the Commission on June 28, 2007.
The Purchase Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.
The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.
A copy of the opinion of Cooley Godward Kronish LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto. A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Item 8.01. Other Events.
On October 28, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
1.1	Purchase Agreement dated October 28, 2009 by and between Clinical Data, Inc. and Piper Jaffray & Co., Wedbush Morgan Securities, Inc., BMO Capital Markets Corp. and Roth Capital Partners LLC

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release dated October 28, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary
DATE: October 28, 2009

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Purchase Agreement dated October 28, 2009 by and between Clinical Data, Inc. and Piper Jaffray & Co., Wedbush Morgan Securities, Inc., BMO Capital Markets Corp. and Roth Capital Partners LLC

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release dated October 28, 2009